UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): May 7, 2010

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

          Rosetta Resources, Inc. (the “Company”) held its annual meeting of stockholders on Friday, May 7, 2010.  Of the 52,446,007 shares outstanding as of the record date, 46,705,738 shares (approximately 89.05%) were present or represented by proxy at the meeting.  The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:

    1.   Election of the seven nominees named in the proxy statement as members of the Company’s Board of Directors, each serving a one-year term:

Name	For	Withheld	Broker Non-Vote
Richard W. Beckler	43,344,961	225,650	3,135,127
Matthew D. Fitzgerald	43,364,189	206,422	3,135,127
Philip L. Frederickson	43,345,261	225,350	3,135,127
D. Henry Houston	43,363,415	207,196	3,135,127
Randy L. Limbacher	43,184,733	385,878	3,135,127
Josiah O. Low III	43,345,517	225,094	3,135,127
Donald D. Patteson, Jr.	43,364,360	206,251	3,135,127

    2.   Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2010:

For	Against	Abstain
46,624,945	74,990	5,803

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2010	ROSETTA RESOURCES INC.

	By:	/s/ Ellen R. DeSanctis
Ellen R. DeSanctis
Executive Vice President, Strategy and Development